Exhibit 10.0

• Reconta Ernst & Young S.p.A.	• Tel. (+39) 06 324751
Via G.D. Romagnosi, 18/A	Fax (+39) 06 32475504
00196 Roma	www.ey.com

Banca Fideuram S.p.A.

Piazzale Giulio Douhet, 31

00143 Rome

Italy

May 25, 2004

Dear sirs,

We are independent auditors of Banca Fideuram S.p.A (the “Company”) with respect to standards established within the meaning of the applicable laws of the Republic of Italy and the rules and regulations under such laws, including the applicable rules published by CONSOB (the Italian Stock Exchange Regulatory Agency) and the rules of independence promulgated by the Italian accounting profession. Our appointment to serve as independent auditors became effective starting from the Shareholders meeting of the Company held on April 23, 2004. We have not audited any financial statements of the Company as of any date or for any period.

We have been appointed by the Court of Rome (Italy) on April 26, 2004 to prepare the expert report, in accordance with Article 2501 (sexies) as referred to by Article 2506 (ter) of the Italian Civil Code, regarding the ratio of the exchange of ordinary shares of Sanpaolo IMI S.p.A. to be assigned to the minority interest shareholders of Banca Fideuram S.p.A. in regards to the demerger of the equity investment held by Banca Fideurarn in Fideuram Vita S.p.A. (the “Transaction”). We hereby attach the translation in the English language of our expert report issued in the original Italian language on May 25, 2004.

With respect to the CONSOB Communication N. 73063 of October 5, 2000 we represent that the above mentioned report, whose translation is attached, does not express an opinion on the fairness of the transaction, the value of the security, or the adequacy of the consideration to shareholders and therefore the issuance of the report would not impair the auditor’s independence under the U.S. independence requirements.

Kind regards

Reconta Ernst & Young S.p.A.

/s/ Guido Celoria
Guido Celoria
(Partner)

• Reconta Ernst & Young S.p.A.
Sede Legale: 00196 Roma - Via G.D. Romagnosi, 18/A
Capitale Sociale € 1.111.000,00 i.v.
Iscritta alla S.O. del Registro delle Imprese presso la C.C.I.A.A. di Roma
Codice fiscale e numero di iscrizione 00434000584
P.I. 00891231003
(vecchio numero R.I. 6697/89 - numero R.E.A. 250904)